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                                                               Exhibit 21
                                THE TORO COMPANY
                           SUBSIDIARIES OF REGISTRANT

All the following subsidiaries are included in the consolidated financial statements of The Toro Company as of July 31, 1994.

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

                                                             STATE OR OTHER                PERCENTAGE OF VOTING
                                                              JURISDICTION                    SECURITIES OWNED
                   NAME                                     OF INCORPORATION                 BY IMMEDIATE PARENT
    ------------------------------------------              -----------------              ----------------------
    Toro Australia Pty. Limited                                Australia                            100%

    Toro Credit Company                                        Minnesota                            100%

    Toro Europe                                                Belgium                              100%

    Toro Foreign Sales Corporation                             Barbados                             100%

    Lawn-Boy Inc.                                              Delaware                             100%

    Toro Probiotic Products, Inc.                              Minnesota                            100%

    Toro Sales Company                                         Minnesota                            100%

    Toro Southwest, Inc.                                       California                           100%

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